                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             JOHNSTOWN AMERICA INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                     [LOGO]

                                                                  March 25, 1998

Fellow Shareholders:

    On behalf of the Board of Directors, it is my pleasure to cordially invite you to attend the Annual Meeting of Shareholders. The Annual Meeting will be held at 9:00 A.M. on Thursday, May 7, 1998 at The Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois.

    Business scheduled to be considered at the Annual Meeting includes the election to the Board of one class of directors consisting of two directors. The accompanying Notice of Annual Meeting and Proxy Statement provide information relating to the shareholder vote as well as to other matters.

    We hope you will be represented at the Annual Meeting by marking, signing and returning the enclosed proxy card as promptly as possible, whether or not you plan to attend in person. The Board of Directors of Johnstown America Industries, Inc. appreciates the cooperation of shareholders in directing proxies to vote at the Annual Meeting.

                                          Sincerely,

                                                     [SIG]

                                          THOMAS M. BEGEL
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       JOHNSTOWN AMERICA INDUSTRIES, INC.
                     980 NORTH MICHIGAN AVENUE, SUITE 1000
                            CHICAGO, ILLINOIS 60611

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1998

                             ---------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Johnstown America Industries, Inc., a Delaware corporation, will be held at 9:00 A.M. on Thursday, May 7, 1998, at The Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois for the following purposes:

    (1) to elect to the Board one class of directors consisting of two directors; and

    (2) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 18, 1998 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          KENNETH M. TALLERING, SECRETARY

Chicago, Illinois
March 25, 1998

                             YOUR VOTE IS IMPORTANT

    EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                       JOHNSTOWN AMERICA INDUSTRIES, INC.
                     980 NORTH MICHIGAN AVENUE, SUITE 1000
                            CHICAGO, ILLINOIS 60611

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1998

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is being furnished to the shareholders of Johnstown America Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 9:00 A.M. on Thursday, May 7, 1998, at The Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, and at any and all adjournments or postponements thereof. At the Annual Meeting, the shareholders of the Company are being asked to consider and vote upon the election to the Board of one class of directors consisting of two directors to serve for a term of three years.

    This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about March 25, 1998.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 18, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date there were 9,774,094 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes, if any, will be treated as present for purposes of determining whether a quorum exists.

    Each shareholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such shareholder's name as of the Record Date on any matter submitted to a vote of shareholders at the Annual Meeting. There is no cumulative voting. The election of the Class II directors will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

    Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them FOR the election of the Board of Director's nominees as Class II directors. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, but should any other matter requiring a vote of shareholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. In the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With respect to the other matters, abstentions will be counted and will have the same effect as a vote against such proposal while broker non-votes will be disregarded and have no effect on the outcome of such proposals. For information with respect to advance notice requirements applicable to shareholders who wish to propose any matter for consideration or to nominate any person for election as a director at an annual meeting, see "Shareholder Proposals for 1999 Annual Meeting."

    Execution of the enclosed proxy will not prevent a shareholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

    This solicitation is being made by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for such solicitation. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such actions.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III. Each class of directors serves a staggered three-year term. At the Annual Meeting, two Class II directors are to be elected to serve three-year terms ending in 2001, or until such director's successor is elected and qualified or his earlier death, resignation or removal. The nominees have consented to serve as directors if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, the nominees are and will be able to serve if so elected. In the event that any nominee listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of the nominee unable to serve.

    The Board of Directors recommends that shareholders vote FOR the Company's nominees as Class II directors.

    Set forth below is a brief biography of the nominees for election as Class II directors and of all other members of the Board of Directors:

NOMINEES CLASS II DIRECTORS -- TERM EXPIRING 2001

    R. PHILIP SILVER has served as a Director since December 1993. Mr. Silver is Co-Chief Executive Officer of Silgan Holdings Inc., a packaging company, and has been either Chairman of the Board or President and a Director since 1988. Mr. Silver is 55 years old.

    FRANCIS A. STROBLE has served as a Director since December 1993. Mr. Stroble is a retired Senior Vice President and Chief Financial Officer of Monsanto Company, a position he held from 1982 to 1994. He is also a Director of Mercantile Bancorporation, Inc. Mr. Stroble is 67 years old.

INCUMBENT CLASS I DIRECTORS -- TERM EXPIRING 2000

    CAMILLO SANTOMERO has served as a Director since October 1991. Mr. Santomero has been a private investor and a Senior Consultant to Chase Capital Partners (formerly Chemical Venture Partners), from January 1992 to the present. From October 1988 to January 1992, he was a General Partner of Chase Capital Partners. Mr. Santomero is 40 years old.

    ANDREW M. WELLER, Executive Vice President, Chief Financial Officer and a Director, has served as Executive Vice President, Chief Financial Officer and a Director since September 1994. He was also Secretary from March 1995 to November 1995. From April 1988 to September 1994, he was Vice President and Treasurer of Bethlehem Steel Corporation ("BSC") and prior thereto held various other positions with BSC. He has also been Executive Vice President of, and a partner in, TMB Industries ("TMB"), an investment firm which is a partnership between himself and Mr. Begel, since September 1994, as well as a director or officer of certain TMB companies. Mr. Weller is 51 years old.

INCUMBENT CLASS III DIRECTOR -- TERM EXPIRING 1999

    THOMAS M. BEGEL, Chairman of the Board, President and Chief Executive Officer, has served as President, Chief Executive Officer and a Director since October 1991 and as Chairman of the Board since May 1993. He is also Chairman of, and a partner in, TMB, as well as a director or officer of certain TMB companies. Mr. Begel is also a Director of Silgan Holdings Inc. Mr. Begel is 55 years old.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1997, the Board of Directors met four times. Each director attended 75% or more of the meetings.

    The Company has a Compensation Committee, an Audit Committee and an Executive Committee. The Compensation Committee, comprised of Messrs. Begel and Santomero, reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Company, and grants options to purchase shares of Common Stock. The Audit Committee, which is comprised of Messrs. Silver and Stroble, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures, and management's response to these comments. The Executive Committee, which is comprised of Messrs. Begel and Weller, exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Compensation Committee held no meetings in 1997. The Audit Committee held three meetings in 1997, each of which were attended by both of the committee members. The Executive Committee held no meetings during 1997. The Board of Directors does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and non-cash compensation for services in all capacities to the Company for 1997, 1996 and 1995 of (i) the Chief Executive Officer of the Company and (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 1997 (the "Named Officers"):

                          SUMMARY COMPENSATION TABLES

                                                                                            LONG TERM
                                                    ANNUAL COMPENSATION                COMPENSATION AWARDS
                                         ------------------------------------------  ------------------------
NAME AND                                                             OTHER ANNUAL    RESTRICTED    OPTIONS/       ALL OTHER
PRINCIPAL POSITION              YEAR      SALARY(1)    BONUS(2)    COMPENSATION(3)   STOCK(#)( )  SARS(#)(4)   COMPENSATION(5)
----------------------------  ---------  -----------  -----------  ----------------  -----------  -----------  ----------------
Thomas M. Begel ............       1997  $   300,000  $   350,000             --             --       25,000     $    222,066
  Chairman of the Board,           1996  $   300,000           --     $   57,517             --           --     $    194,416
  President and Chief              1995  $   250,000  $   250,000     $   57,423             --           --     $     71,370
  Executive Officer

James D. Cirar .............       1997  $   200,000  $   150,000             --             --           --     $      8,022
  Senior Vice President and        1996  $   200,000           --             --             --       50,000     $      8,022
  President and Chief              1995  $    66,667  $   150,000             --             --       50,000               --
  Executive Officer of
  Johnstown America
  Corporation and Freight
  Car Services, Inc.

Thomas W. Cook .............       1997  $   275,016  $   457,900             --             --       25,000     $      8,092
  Senior Vice President and        1996  $   266,676  $   383,800             --             --       25,000     $      7,886
  President and Chief              1995  $    83,365  $   158,563             --             --       50,000     $      7,589
  Executive Officer of Truck
  Components, Inc.

John D. McClain ............       1997  $   156,364  $   135,564             --             --       10,000     $      5,715
  President and Chief              1996  $   148,953  $   113,691             --             --       10,000     $      8,814
  Executive Officer of             1995  $    39,966  $    40,693             --             --       20,000     $      9,025
  Brillion Iron Works, Inc.

Andrew M. Weller ...........       1997  $   260,000  $   350,000             --             --       25,000     $     58,211
  Executive Vice President,        1996  $   225,000           --             --             --       20,000     $     53,991
  Chief Financial Officer          1995  $   175,000  $   237,500             --             --           --     $      7,430
  and Director

------------------------

(1) Mr. Cirar's salary in 1995 covers the period from his date of hire, September 1, through December 31, 1995. Messrs. Cook and McClain's salaries for 1995 cover the period from August 23, 1995, the date that Truck Components, Inc. ("TCI") was acquired by the Company, through December 31, 1995.

(2) The 1995 bonus paid to Mr. Begel and a portion of the bonus paid to Mr. Weller were paid in connection with the Company's acquisition of TCI. The remainder of Mr. Weller's 1995 bonus, as well as each of the bonuses paid to Messrs. Cirar and Cook, were required payments pursuant to their respective employment agreements. For Messrs. Cook and McClain, includes a portion of 1997 bonus voluntarily deferred by them under the Company's Deferred Compensation Plan. The Deferred Compensation Plan allows officers and key employees of the Company and its subsidiaries to defer portions of their base salary and/or bonus compensation otherwise payable during the year.

(3) For the reimbursement of travel, club dues and other expenses to Mr. Begel. The value of the perquisites received by Mr. Begel in 1997 and by the other Named Officers in each year was below the threshold requiring disclosure thereof.

(4) The options granted to Mr. Cirar in 1995 and 1996 and the options granted to Messrs. Cook and McClain in 1995 are vested. Two-thirds of the options granted to Messrs. Cook, McClain and Weller in 1996 are vested and the remainder vest on the second anniversary of the date of grant, and one-third of the options granted to Messrs. Begel, Cook, McClain and Weller in 1997 are vested and the remainder vest in equal installments on the first and second anniversary of the date of grant.

(5) 1997 includes the following amounts: for Mr. Begel, $216,066 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cirar, $2,022 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cook, $592 for life insurance premium and $7,500 Company profit sharing contribution; for Mr. McClain, $288 for life insurance premium and $5,489 profit sharing contribution; and for Mr. Weller, $52,211 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan. 1996 includes the following amounts: for Mr. Begel, $188,416 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cirar, $2,022 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cook, $386 for life insurance premium and $7,500 Company profit sharing contribution; for Mr. McClain, $288 for life insurance premium and $8,526 profit sharing contribution, and for Mr. Weller, $47,991 for life insurance and supplemental pension premium and $6,000 Company contribution to the Company's 401(k) plan. Messrs. Begel and Weller's right to receive their respective supplemental pensions upon termination of employment are generally subject to a three-year cliff vesting requirement (other than in the event of termination of employment due to a change in control). In the event any such person is not entitled to receive his supplemental pension, the value of such pension funds would revert to the Company. 1995 includes the following amounts: for Mr. Begel, $65,370 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan; for Mr. Cook, $89 for life insurance premium and $7,500 Company profit sharing contribution; for Mr. McClain, $288 for life insurance and $8,739 profit sharing contribution; and for Mr. Weller, $1,430 for life insurance premium and $6,000 Company contribution to the Company's 401(k) plan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company is a party to substantially identical three-year employment contracts with Messrs. Begel and Weller, which became effective on January 1, 1996 and continue for a rolling three-year period unless terminated as provided in the agreement. Pursuant to their respective agreements, Mr. Begel will serve as Chairman of the Board, President and Chief Executive Officer of the Company and Mr. Weller will serve as Executive Vice President, Chief Financial Officer and a Director of the Company, at annual base salaries of $350,000 and $300,000 for 1998, respectively, plus bonuses as determined by the Board of Directors. Each of these agreements contains customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreements) during the term, the Company will pay a severance payment to the employee, in addition to other benefits, equal to three times the sum of (i) the employee's base salary as of his date of termination and (ii) the greatest of (w) the employee's guaranteed bonus, if any, for the year during which the termination occurs, (x) the employee's target bonus, if any, for the year during which the termination occurs, (y) the employee's bonus received with respect to the year immediately preceding the date of termination and (z) the employee's average bonus received during the three years immediately preceding the date of termination, plus certain additional amounts.

    On September 1, 1995, the Company entered into a three-year employment contract (with automatic one-year extensions unless terminated in accordance with the agreement) with Mr. Cirar pursuant to which he will serve as President and Chief Executive Officer of Johnstown America Corporation, at an annual base salary for 1998 of $250,000, plus an annual bonus equal to 1% of the income before interest, taxes and amortization of Johnstown America Corporation. Mr. Cirar declined to accept his guaranteed minimum bonus for 1996. In 1997, Mr. Cirar received his guaranteed minimum bonus of $150,000. The agreement provides customary employment terms and provides that upon termination of employment other than for "Cause" (as defined in the agreement), the Company will pay a severance payment to the employee equal to three times the sum of (i) the employee's base salary as of his date of termination and (ii) the average of the employee's bonus paid or payable during the term of the agreement.

    In connection with the Company's acquisition of TCI in August 1995, the Company assumed the existing three-year employment agreement, dated May 9, 1994, between TCI and Mr. Cook. Such agreement, which was extended to May 9, 1998 and which provides for automatic one-year extensions unless terminated in accordance with the agreement, provides that Mr. Cook will serve as President and Chief Executive Officer of TCI and as President of Gunite Corporation, a subsidiary of TCI, at an annual base salary for 1998 of $300,000, plus an annual bonus equal to 1% of the operating income before interest, taxes and amortization of TCI in excess of $5 million. The agreement provides for customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreement), the Company will pay a severance payment to the employee equal to the employee's base salary as of his date of termination plus the average of his bonuses for the two years immediately prior to the date of termination, times the greater of
(x) the number of years or portion thereof that remain in his term of employment or (y) one year. In connection with the acquisition of TCI, the Company entered into an agreement with TCI and Messrs. Cook and McClain as well as with certain other officers and key employees of TCI pursuant to which each such person waived certain rights to receive bonus payments to which he was entitled upon consummation of the acquisition and the Company agreed that TCI would make certain payments to each such person in lieu of such bonus payments if that person remains employed by TCI for specified periods of time.

    The Company is a party to substantially identical two-year employment contracts with certain other officers and key employees which became effective on January 1, 1997 and continue for a rolling two-year period unless terminated as provided in the agreement, pursuant to which such officers and key employees will serve in the respective positions at their respective annual base salaries, plus bonuses as determined by the Board of Directors. Each of these agreements contains customary employment terms and provides that upon termination of employment by the Company other than for "Cause" or by the employee for "Good Reason" (each as defined in the agreements) during the term, the Company will pay a severance payment to the employee equal to three times the sum of (i) the employee's base salary as of his date of termination and (ii) the greatest of
(w) the employee's guaranteed bonus, if any, for the year during which the termination occurs, (x) the employee's target bonus, if any, for the year during which the termination occurs, (y) the employee's bonus received with respect to the year immediately preceding the date of termination and (z) the employee's average bonus received during the three years immediately preceding the date of termination, plus certain additional amounts.

    The table below sets forth information with respect to grants of stock options pursuant to the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan") during 1997 to the Named Officers.

                          OPTION GRANTS IN FISCAL 1997

                                                             INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                             -------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                                         % OF TOTAL                               RATES OF STOCK PRICE
                                                           OPTIONS      EXERCISE                APPRECIATION FOR OPTION
                                              OPTIONS    GRANTED TO      OR BASE                          TERM
                                              GRANTED    EMPLOYEE IN      PRICE     EXPIRATION  ------------------------
NAME                                            (#)      FISCAL YEAR     ($/SH)        DATE         5%           10%
-------------------------------------------  ---------  -------------  -----------  ----------  -----------  -----------
Thomas M. Begel............................     25,000        12.2%     $    8.56      10/1/07  $   134,583  $   341,061
Chairman of the Board, President and Chief
  Executive Officer

James D. Cirar.............................     --           --            --           --          --           --
Senior Vice President and President and
  Chief Executive Officer of Johnstown
  America Corporation and Freight Car
  Services, Inc.

Thomas W. Cook.............................     25,000        12.2%     $    6.13       9/3/07  $    96,378  $   244,241
Senior Vice President and President and
  Chief Executive Officer of Truck
  Components, Inc.

John D. McClain............................     10,000         4.9%     $    6.13       9/3/07  $    38,551  $    97,696
President and Chief Executive Officer of
  Brillion Iron Works, Inc.

Andrew M. Weller...........................     25,000        12.2%     $    8.56      10/1/07  $   134,583  $   341,061
Executive Vice President, Chief Financial
  Officer and Director

    The table below sets forth information with respect to the value of options held by the Named Officers as of December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                      OPTION VALUE AS OF DECEMBER 31, 1997

                                                              NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                    OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                FISCAL YEAR-END(#)          FISCAL YEAR-END($)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Thomas M. Begel...........................................      33,333        16,667         8,854         17,708
Chairman of the Board, President and Chief Executive
  Officer
James D. Cirar............................................     100,000        --           162,500        --
Senior Vice President and President and Chief Executive
  Officer of Johnstown America Corporation and Freight Car
  Services, Inc.
Thomas W. Cook............................................      75,000        25,000       212,495        109,371
Senior Vice President and President and Chief Executive
  Officer of Truck Components, Inc.
John D. McClain...........................................      30,000        10,000        84,995         43,746
President and Chief Executive Officer of Brillion Iron
  Works, Inc.
Andrew M. Weller..........................................      91,667        23,333        90,519         58,544
Executive Vice President, Chief Financial Officer and
  Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Begel and Santomero currently comprise the Compensation Committee of the Board of Directors. Mr. Begel, the Chairman of the Board, President and Chief Executive Officer of the Company, beneficially owns 512,370 shares of Common Stock. Mr. Begel is on the Compensation Committee of the Board of Directors of Silgan Holdings Inc. while R. Philip Silver, the Co-Chief Executive Officer of Silgan Holdings Inc., is a Director of the Company.

PENSION PLANS

    The Company, through Johnstown America Corporation, maintains a tax-qualified defined benefit pension plan in which Messrs. Begel, Cirar and Weller are eligible to participate. Benefits under the plan are based primarily upon the participant's average monthly earnings and his years of continuous service. Benefits under the plan are not subject to reduction for social security benefits but are reduced by certain other amounts received under certain public pension programs, a prior plan maintained by a predecessor company and certain disability and severance payments.

    The following table sets forth the benefits payable under the plan at age 65 on a straight line annuity basis for participants with the indicated levels of compensation and service.

                               PENSION PLAN TABLE

                                                                     CREDITED SERVICE
                                             ----------------------------------------------------------------
FINAL AVERAGE PAY                               15         20         25         30         35         40
-------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
$75,000....................................  $  15,526  $  20,702  $  25,877  $  31,053  $  36,228  $  42,135
100,000....................................     21,433     28,577     35,721     42,865     50,010     57,885
125,000....................................     27,339     36,452     45,565     54,678     63,791     73,635
150,000....................................     33,245     44,327     55,409     66,490     77,572     89,385
200,000....................................     35,608     47,477     59,346     71,215     83,085     95,685
250,000....................................     35,608     47,477     59,346     71,215     83,085     95,685
300,000....................................     35,608     47,477     59,346     71,215     83,085     95,685

    The compensation and years of service under the plan for Messrs. Begel, Cirar and Weller are as follows:

                                                                      HIGHEST FIVE
                                                                          YEAR
                                                                     AVERAGE ANNUAL    YEARS OF
                                                                      COMPENSATION      SERVICE
                                                                    ----------------  -----------
Thomas M. Begel...................................................    $    285,294          4.25
James D. Cirar....................................................    $    200,000          2.33
Andrew M. Weller..................................................    $    230,500          3.33

    Mr. Cook is eligible to participate in a tax-qualified defined benefit plan maintained by a subsidiary of TCI (the "Pension Plan"). The Pension Plan provides a pension benefit at normal retirement age of 65, based on average monthly pay through December 31, 1991, or if service is less than five years, the average monthly earnings of the years worked up to December 31, 1991, and credited service for the years and months employed by TCI and its subsidiaries up to August 31, 1995. The salary component for persons hired subsequent to December 31, 1991, is the participant's initial monthly salary at employment date. At age 65, based on Mr. Cook's covered compensation and years of service of $150,000 and 4.6 years, respectively, he will be entitled to receive an annual pension of $9,080 under the Pension Plan. Mr. Cook also participates in the Gunite Corporation Salaried Employees Profit Sharing Plan pursuant to which Gunite Corporation, a subsidiary of the Company, contributes 5% of Mr. Cook's gross earnings up to a maximum contribution of $8,000. Mr. McClain participates in the Brillion Iron Works Profit Sharing Plan pursuant to which Brillion Iron Works, Inc., a subsidiary of the Company, contributes a percentage of Brillion's operating earnings into a pool which is divided among Brillion's employees based primarily on each employee's compensation and years of service.

COMPENSATION OF DIRECTORS

    The directors of the Company receive a retainer of $20,000 per annum in addition to an attendance fee of $500 for each committee meeting attended, and reasonable expenses in connection with each Board or committee meeting attended. Employees of the Company do not receive directors' fees. In addition, options to purchase 5,000 shares of Common Stock are granted to each new non-employee director upon such director's initial election and qualification for the Board. On the date of each annual meeting of shareholders subsequent to a director's initial election and qualification for the Board, each continuing non-employee director will be granted additional options to purchase 3,000 shares of Common Stock.

COMPENSATION COMMITTEE REPORT

    Under the supervision of the Compensation Committee of the Board of Directors (the "Committee"), the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company and to maximize shareholder value by closely aligning the financial interests of the Company's executive officers with those of its shareholders. The Committee is currently comprised of Messrs. Begel and Santomero. See "-- Compensation Committee Interlocks and Insider Participation."

    The Company's general compensation philosophy, which is determined by the Committee, is to offer compensation so as to enable the Company to attract and retain talented and experienced executive officers who are able to assist the Company in accomplishing its strategic and performance goals and to allow such executive officers to participate in the increase in value of the Company upon attaining such goals. Such compensation consists of salary, performance-based bonus and stock options. In determining the salary, bonus and stock option awards for the Company's executive officers, the Committee takes into account the overall performance of the Company as well as its subjective determination of the contribution of each executive officer to that performance. The

Committee does not limit its evaluation of Company performance to any particular performance measure, nor does it apply any specific formula in relating Company performance to salary, bonus or stock option award levels.

    Four of the five Named Officers are parties to employment agreements with the Company, which are described herein in the section entitled "Employment and Severance Agreements." The Committee believes that the compensation offered pursuant to such agreements is consistent with the Company's compensation philosophy. In 1997, Mr. Begel's salary remained at $300,000 pursuant to his employment agreement and, given the Company's improved financial and Company stock price performance in 1997, received a $350,000 bonus in 1997. Mr. Begel's economic interests are further aligned with the shareholders of the Company due to his significant ownership interest in the Company (see "Principal Shareholders and Security Ownership of Management").

    The Committee has not developed a formal policy on the rules regarding deductibility of executive compensation because the Company's compensation of its executive officers is considerably less than the applicable thresholds, but rather will make such determinations as appropriate.

COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a comparison of the cumulative total shareholder return for the Company on the Company's Common Stock from July 16, 1993, the date of the Company's initial public offering, through December 31, 1997 with the cumulative total return on the NASDAQ Composite Index and the NASDAQ Transportation Index from July 1, 1993 through December 31, 1997. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the returns are indexed to a value of $100 at July 1, 1993 and assume that all dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           JAII STOCK    NASDAQ COMPOSITE INDEX     NASDAQ TRANSPORTATION INDEX
7/1/93          $100.0                     $100.0                         $100.0
12/31/93        $141.3                     $110.3                         $110.5
12/31/94         $94.9                     $106.8                          $97.7
12/31/95         $28.8                     $149.4                         $120.8
12/31/96         $25.4                     $183.3                         $134.3
12/31/97         $55.8                     $223.0                         $157.6

                           PRINCIPAL SHAREHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of March 1, 1998 with regard to the beneficial ownership of the outstanding Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and nominee for director and each Named Officer and (iii) all executive officers and directors as a group. Except as otherwise expressly stated in the footnotes to the following table, beneficial ownership of shares means the beneficial owner thereof has sole voting and investment power over such shares.

                                                                                     NUMBER OF        PERCENT OF
                                                                                       SHARES        OUTSTANDING
NAME                                                                              OF COMMON STOCK    COMMON STOCK
--------------------------------------------------------------------------------  ----------------  --------------
Dimensional Fund Advisors Inc. (1)..............................................         631,700           6.46%
Thomas M. Begel* (2)............................................................         512,370           5.24%
James D. Cirar (3)..............................................................         130,099           1.33%
Thomas W. Cook (4)..............................................................         175,000           1.79%
John D. McClain (5).............................................................          30,000          **
Camillo Santomero* (6)..........................................................         167,000           1.71%
R. Philip Silver* (7)...........................................................          14,000          **
Francis A. Stroble* (7).........................................................          16,000          **
Andrew M. Weller* (8)...........................................................         108,297           1.11%
Directors and executive officers as a group (13 persons) (9)....................       1,329,110          13.60%

------------------------

*   Director of the Company

**  Less than 1%

(1) The number of shares beneficially held by Dimensional Fund Advisors Inc. is based upon the Schedule 13G filed by Dimensional Fund Advisors Inc. on February 6, 1998. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(2) Includes 33,333 shares of Common Stock subject to currently exercisable options and 2,583 shares of Common Stock held through 401(k) plan as of December 31, 1997. The address for Mr. Begel is c/o Johnstown America Industries, Inc., 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611.

(3) Includes 100,000 shares of Common Stock subject to currently exercisable options and 7,099 shares of Common Stock held through 401(k) plan as of December 31, 1997.

(4) Includes 75,000 shares of Common Stock subject to currently exercisable options.

(5) Mr. McClain holds options to purchase 40,000 shares of Common Stock, of which 30,000 are currently exercisable.

(6) Mr. Santomero is a private investor and a Senior Consultant to Chase Capital Partners (formerly Chemical Venture Partners), which beneficially owns shares of Common Stock, but Mr. Santomero disclaims beneficial ownership of such shares. Mr. Santomero, however, has an interest in a pool of securities, including shares of Common Stock, acquired by Chemical Equity Associates at the time he was a General Partner of Chemical Venture Partners (now Chase Capital Partners). Mr. Santomero holds options to purchase 17,000 shares of Common Stock, of which 14,000 are currently exercisable.

(7) Messrs. Silver and Stroble hold options to purchase 17,000 shares of Common Stock, of which 14,000 are currently exercisable.

(8) Includes 91,667 shares of Common Stock subject to currently exercisable options and 2,630 shares of Common Stock held through 401(k) plan as of December 31, 1997.

(9) Includes 20,618 shares of Common Stock held through 401(k) Plan as of December 31, 1997 and 458,632 shares of Common Stock subject to currently exercisable options.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations of the Commission thereunder require the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission. Officers, directors and persons owning more than ten percent of the Company's Common Stock are additionally required to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and owners of more than ten percent of the Company's Common Stock have been made as required with respect to fiscal year 1997, except that one filing with respect to Camillo Santomero disclosing two transactions was filed late.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    In accordance with Rule 14a-8 under the Exchange Act, any shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal offices at 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611 no later than November 19, 1998 in order to be considered for inclusion in the Proxy Statement and proxy relating to that meeting.

    Section 8 of Article II of the Company's By-Laws provides that in order for a shareholder to propose any matter for consideration at an annual meeting of the Company, such shareholder must be a shareholder of record on the date the notice described below is given and on the record date for the annual meeting and must have given timely prior written notice to the Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to the annual meeting. Such notice must contain certain information about such business and the shareholder who proposes to bring the business before the meeting, including a brief description of the business the shareholder proposes to bring before the meeting, the name and record address of the shareholder, the number of shares of capital stock beneficially owned by such shareholder, a description of any material interests of such shareholder in the business so proposed and a representation that such shareholder intends to appear in person or by proxy at the annual meeting.

    In addition, Section 2 of Article III of the Company's By-Laws provides that in order for a shareholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such shareholder must be a shareholder of record on the date the notice described below is given and on the record date for the annual meeting and must have given timely prior written notice to the Secretary of the Company. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to the annual meeting. Such notice must contain certain information about both the person whom the shareholder proposes to nominate and the nominating shareholder, including the name, age, address, occupation, and class and number of shares of capital stock beneficially owned by the proposed nominee and the name, address and class and number of shares of capital stock beneficially owned by the nominating shareholder, a description of any arrangement between the nominating shareholder and the nominee, and a representation that such nominating shareholder intends to appear in person or by proxy at the annual meeting.

                                 OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any business to be presented for consideration at the Annual Meeting other than as described above. However, if any other matters properly come before such meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of such meeting.

                             ADDITIONAL INFORMATION

    The Board of Directors has approved the selection of Arthur Andersen LLP as auditor for fiscal year 1998. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. This representative is not scheduled to make any general statement at the Annual Meeting.

    Copies of the Company's 1997 Annual Report to Shareholders, which include audited financial statements, are being mailed to shareholders with this Proxy Statement. Additional copies are available without charge on request. Requests should be addressed to the Secretary, Johnstown America Industries, Inc., 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611.

                                          JOHNSTOWN AMERICA INDUSTRIES, INC.

Chicago, Illinois
March 25, 1998

                                DETACH HERE

                                   PROXY

                       JOHNSTOWN AMERICA INDUSTRIES, INC.

            This Proxy Is Solicited on Behalf of the Board of Directors



     The undersigned shareholder of Johnstown America Industries, Inc. (the "Company") hereby (1) acknowledges receipt of the Notice of the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. on Thursday, May 7, 1998, at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, and any adjournments or postponements thereof and (2) appoints Thomas M. Begel and Andrew M. Weller, and each of them, as the proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of the Company registered in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                             SIDE

                                 DETACH HERE

Please mark
vote as in
this example.

The shares of Common Stock represented by this proxy will be voted as directed by the undersigned. If no direction is given, such shares will be voted FOR the nominees of the Board of Directors.

1. Election of Class II directors duly nominated:

Nominees:    R. Philip Silver and Francis A. Stroble

FOR           WITHHELD
ALL       / / FROM ALL   / /
NOMINEES      NOMINEES


/ / ________________________________________
    For both nominees except as noted above



2. IN THE DIRECTION OF THE PROXIES, ON ANY OTHER
   MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.






MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms that all proxies, their substitutes, or any of them may lawfully do by virtue hereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign as name(s) appear on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature: _________________________Date:_________



Signature: ______________________ Date:__________